Exhibit 10.20.2
Cascal BV.
6.1.24, Strawinskylaan 3105
‘1077 ZX
Amsterdam
The Netherlands

Attention: Chief Commercial Officer	19 November 2007
Dear Sirs
Cascal B.V.
US$30,000,000 Facility Agreement dated 15 June 2007 as amended and restated by an
Amendment and Restatement Agreement dated 2 November 2007 (the “Agreement”) -
Amendment Letter
1.	We refer to the above Agreement. Terms defined and references construed in the Agreement have the same meaning and construction in this letter.

2.	For good and valuable consideration, the receipt of which is acknowledged, we agree to amend clause 13.1 (Commitment fee) of the Agreement by deleting the reference to “the Margin applicable on such day multiplied by 0.30 per cent.” and replacing it with “30% of the applicable Margin on such day”.

3.	By countersigning this letter, you acknowledge and agree to all amendments set out in this letter.

4.	In accordance with Clause 40.1 (b) of the Agreement, the waivers are effective only in the instance and for the purpose for which they are given.

5.	This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the letter.

6.	This letter shall be governed by and construed in accordance with English law.
HSBC Bank plc
Corporate, Investment Banking and Markets
Project and Export Finance
Level 17, 8 Canada Square, London EI4 5HQ
Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ
Authorised and regulated by the Financial Services Authority.

/s/ signed
For and behalf of HSBC BANK PLC

Acknowledged and agreed:
/s/ David Sayers
For and on behalf of Cascal B.V.